Exhibit 32

Certification Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

The undersigned hereby certifies that, to his knowledge, (i) the Form 10-Q filed by Southern Community Financial Corporation (the “Issuer”) for the quarter ended September 30, 2003, fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, and (ii) the information contained in that report fairly presents, in all material respects, the financial condition and results of operations of the Issuer on the dates and for the periods presented therein.

SOUTHERN COMMUNITY FINANCIAL CORPORATION

Date: November 14, 2003	By:	/s/ F. Scott Bauer

F. Scott Bauer Chairman, President and Chief Executive Officer

Date: November 14, 2003	By:	/s/ Richard M. Cobb

Richard M. Cobb Executive Vice President, Chief Operating Officer and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to the Issuer and will be retained by the Issuer and furnished to the Securities and Exchange Commission or its staff upon request.